UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
August 15, 2019
Date of report (Date of earliest event reported)
______________________
ENCORE CAPITAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-26489	48-1090909
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
350 Camino De La Reina, Suite 100
San Diego, California 92108
(Address of principal executive offices)(Zip Code)
(877) 445-4581
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report.)
_____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value Per Share	ECPG	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 2.05. Costs Associated with Exit or Disposal Activities.
(a) On August 15, 2019, Encore Capital Group, Inc. (the “Company”), Credit Corp Group Limited (“Credit Corp”) and a wholly-owned subsidiary of Credit Corp, Ruily Pty Limited (the “Purchaser”), entered into a share sale agreement (the “Share Sale Agreement”) under which Purchaser acquired Encore Australia Holdings I PTY LTD (together with its subsidiaries “Baycorp”) from the Company (the “Transaction”). Baycorp specializes in the management of non-performing loans in Australia and New Zealand and provides portfolio management services for non-performing debts. The transaction has closed. Pursuant to the Transaction, after the repayment of approximately $39.8 million (AUD $58.5 million) for the banking facility of Baycorp, the Company and its subsidiaries received proceeds of approximately $11.6 million (AUD $17.0 million).
On August 15, 2019, as a result of the Share Sale Agreement and based on the Transaction, Company management concluded that the fair value of Baycorp was less than the current recorded book value of Baycorp and that a goodwill impairment would be recognized under generally accepted accounting principles.
(b) The Company estimates that it will incur the following pre-tax charges related to the Transaction:

•	A non-cash goodwill impairment charge of approximately $10.8 million, which represented the entire goodwill balance carried by Baycorp as of August 15, 2019.

•	A loss on sale for the Transaction of approximately $12.6 million.

•	Costs incurred by the Company directly attributable to the preparation and consummation of the Transaction including legal fees, consulting fees and other costs of approximately $1.5 million.

(c) The total charges associated with the Transaction are estimated to be approximately $24.9 million, pre-tax, as described above in Item 2.05(b). The Company expects the total net charges to be approximately $19.7 million after tax.

(d) The majority of the approximately $1.5 million of costs incurred by the Company directly attributable to the preparation and consummation of the Transaction as described above in Item 2.05(b) will require a future cash outlay.

All of the above costs and charges associated with the Transaction are estimates only and are subject to change.
Item 2.06. Material Impairments.
The information set forth under Item 2.05 of this Current Report on Form 8-K is incorporated herein by reference.
Item 7.01. Regulation FD Disclosure.

On August 15, 2019, the Company issued a press release announcing the Transaction. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information in Item 7.01 of this Current Report on Form 8-K, including the information contained in Exhibit 99.1, is being furnished to the Securities and Exchange Commission pursuant to Item 7.01, and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by a specific reference in such filing.
Item 9.01.    Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press Release dated August 15, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCORE CAPITAL GROUP, INC.

Date: August 15, 2019	/s/ Jonathan C. Clark
Jonathan C. Clark
Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated August 15, 2019